SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              ---------------

                                  FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
               PURSUANT TO SECTION 12(B) OR (G) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                          AMERIGROUP Corporation
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       (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                  54-1739323
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(State of Incorporation or Organization)       (I.R.S. Employer
                                                     Identification no.)

4425 Corporation Lane, Virginia Beach, VA                  23462
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 (Address of Principal Executive Offices)                (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [x]


Securities Act registration statement
file number to which this form relates:                    333-37410
                                                          ------------


Securities to be registered pursuant to Section 12(b) of the Act:


                                    None
                              (Title of Class)



Securities to be registered pursuant to Section 12(g) of the Act:


      Title of Each Class           Name of Each Exchange on Which
      to be so Registered           Each Class is to be Registered
      -------------------           ---------------------------------

        Common Stock,
   par value $.01 per share             NASDAQ National Market



ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

            For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" in the Registrant's prospectus, which constitutes a part of the Registrant's registration statement on Form S-1, as amended (File No. 333-37410), (the "Registration Statement"), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.


ITEM 2.     EXHIBITS

            The following exhibits to this registration statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.

Exhibit
Number      Description of Exhibit

3.1         Amended and Restated Certificate of Incorporation of the Company.
3.2         Form of By-Laws of the Company.
3.3         Form of share certificate for common stock.
3.4 AMERIGROUP Corporation Second Restated Investor Rights Agreement, dated July 28, 1998.
3.5         Silicon Valley Registration Rights Agreement, entered into as of
            May 15,1998.
3.6 Stock Restriction and Registration Rights Agreement, between AMERIGROUP Corporation and Prudential Health Care Plan, Inc.
3.7 Form of warrant issued in connection with the sale of Series E Redeemable Preferred Stock.
3.8 Common Stock Purchase Warrant Issued to Silicon Valley Bank, dated May 15, 1998.




                                 SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:    July 24, 2000


                              AMERIGROUP Corporation


                              By:     /s/ Stanley F. Baldwin
                                    Name: Stanley F. Baldwin
                                    Title:Senior Vice President, General
                                          Counsel and Secretary